                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) APRIL 13, 2006
                                                         --------------


                              PACIFIC ETHANOL, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           41-2170618
--------------------------------------------------------------------------------
(State or other jurisdiction                               (IRS Employer
     of incorporation)                                   Identification No.)

                                    000-21467
                          ---------------------------
                            (Commission File Number)


5711 N. WEST AVENUE, FRESNO, CALIFORNIA                       93711
----------------------------------------          ------------------------------
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (559) 435-1771

          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(1)      INVESTMENT BY CASCADE INVESTMENT, L.L.C.

         PURCHASE AGREEMENT DATED NOVEMBER 14, 2005 BETWEEN PACIFIC ETHANOL, INC. AND CASCADE INVESTMENT, L.L.C.

         On November 14, 2005, Pacific Ethanol, Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Cascade Investment, L.L.C. (the "Purchaser"). The Purchase Agreement provides for the sale by the Company and the purchase by the Purchaser of 5,250,000 shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $84 million. The Preferred Stock was created under the Certificate of Designations described below. Of the $84 million aggregate purchase price, $4 million was paid to the Company at closing and $80 million was deposited into a restricted cash account to be disbursed in accordance with the Deposit Agreement described below. The Company is entitled to use the initial $4 million of proceeds for general working capital and must use the remaining $80 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the Deposit Agreement. The Purchase Agreement includes customary representations and warranties on the part of both the Company and the Purchaser.

         CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

         The Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the "Certificate of Designations") provides for 7,000,000 shares of preferred stock to be designated as Series A Cumulative Redeemable Convertible Preferred Stock. The Certificate of Designations was filed prior to the closing of the purchase and sale of the Preferred Stock (the "Closing"). The 5,250,000 shares of Preferred Stock issued under the Purchase Agreement had a purchase price of $16.00 per share. The Preferred Stock ranks senior in liquidation and dividend preferences to the Company's common stock. Holders of Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 5% of the purchase price per share of the Preferred Stock; however, such dividends may, at the option of the Company, be paid in additional shares of Preferred Stock based on the value of the purchase price per share of the Preferred Stock. The holders of Preferred Stock have a liquidation preference over the holders of the Company's common stock equivalent to the purchase price per share of the Preferred Stock plus any accrued and unpaid dividends on the Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Preferred Stock vote affirmatively in favor of or otherwise consent to such transaction.

         The holders of the Preferred Stock have conversion rights initially equivalent to two shares of common stock for each share of Preferred Stock. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that the Company issues equity securities at a price equivalent to less than $8.00 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in antidilution adjustments (the "Anti-Dilution Excluded Securities"), including (i) securities issued to employees, officers or directors of the Company under any option plan, agreement or other arrangement duly adopted by the Company, the issuance of which is approved by the Compensation Committee of the Board of Directors of the Company, (ii) the Preferred Stock and any common stock issued upon conversion of the Preferred Stock, (iii) securities issued upon conversion or exercise of any derivative securities outstanding on the date the Certificate of Designations is first filed with the Delaware Secretary of State, and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment to the conversion ratio of the Preferred Stock is already made. The shares of Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Notwithstanding the foregoing, no shares of Preferred Stock will be subject to forced conversion unless the shares of common stock issued or issuable to the holders upon conversion of the Preferred Stock are registered for resale with the Securities and Exchange Commission and eligible for trading on The Nasdaq Stock Market or such other exchange approved by holders of 66 2/3% of the then outstanding shares of Preferred Stock. Accrued but unpaid dividends on the Preferred Stock are to be paid in cash upon any conversion of the Preferred Stock.

         The holders of Preferred Stock vote together as a single class with the holders of the Company's common stock on all actions to be taken by the Company's stockholders. Each share of Preferred Stock entitles the holder to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock is convertible on all matters to be voted on by the stockholders of the Corporation; provided however that, the number of votes for each share of Preferred Stock shall not exceed the number of shares of Common Stock into which each share of Preferred Stock would be convertible if the applicable Conversion Price were $8.99 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares). Notwithstanding the foregoing, the holders of Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Preferred Stock. These protective provisions include limitations on (i) the increase or decrease of the number of authorized shares of Preferred Stock, (ii) increase or decrease of the number of authorized shares of other capital stock,
(iii) generally any actions that have an adverse effect on the rights and preferences of the Preferred Stock, (iv) the authorization, creation or sale of any securities senior to or on parity with the Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, (v) the authorization, creation or sale of any securities junior to the Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, other than the Company's common stock, (vi) the authorization, creation or sale of any shares of Preferred Stock other than the shares of Preferred Stock authorized, created and sold under the Purchase Agreement, (vii) engaging in a transaction that would result in an internal rate of return to holders of Preferred Stock of less than 25%, (viii) the alteration of the number of members of the Board of Directors of the Company to more than nine or less than seven, and (ix) effecting any material change in the Company's industry focus.

         The holders of the Preferred Stock are afforded preemptive rights with respect to certain securities offered by the Company. Each holder has the right to purchase a pro rata portion of such securities equivalent to the number of shares of common stock into which that holder's Preferred Stock is convertible, divided by the number of shares of common stock into which all holders' Preferred Stock is convertible, plus any amounts not purchased by other holders of Preferred Stock. In the event of a public offering of the Company's common stock for a purchase price of at least $12 per share and a total aggregate offering price of at least $50 million, the preemptive rights of the holders of Preferred Stock are to be limited to 50% of the securities offered. Notwithstanding the foregoing, certain proposed securities offerings will not result in preemptive rights in favor of the holders of the Preferred Stock. These offerings include offerings of Anti-Dilution Excluded Securities as well as the issuance of securities other than for cash pursuant to a merger, consolidation, acquisition or similar business combination by the Company approved by the Board of Directors of the Company.

         The holders of Preferred Stock are entitled to redemption rights. Holders of 66 2/3% of the Preferred Stock may elect redemption upon the occurrence of certain specified events. The number of shares of Preferred Stock to be redeemed is to be determined by dividing the balance of the restricted cash amount (as provided for in the Deposit Agreement described below) by $80 million. The redemption price is equal to the per share purchase price of the Preferred Stock, which is subject to adjustment as discussed above and in the Certificate of Designations, plus any accrued but unpaid dividends, plus any amount sufficient to yield an internal rate of return of 5%. If less than all Preferred Stock is to be redeemed, then shares of Preferred Stock are to be redeemed on a pro rata basis from the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock held by them. The events triggering redemption rights include, (i) the withdrawal or use by the Company of funds from the restricted cash account (as provided for in the Deposit Agreement described below) in violation of the terms of the Deposit Agreement,
(ii) the public disclosure by the Company of its intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the disclosure, (iii) the failure by the Company to withdraw any funds from the restricted cash account for a period of two years, and (iv) amounts remain in the restricted cash account after December 31, 2009.

         DEPOSIT AGREEMENT DATED APRIL 13, 2006 BETWEEN PACIFIC ETHANOL, INC. AND COMERICA BANK

         The Deposit Agreement between the Company and Comerica Bank (the "Deposit Agreement"), was executed at the Closing. The Deposit Agreement provides for the creation of a restricted cash account into which $80 million of the aggregate purchase price for the Preferred Stock was deposited. The Company may not withdraw funds from the restricted cash account except in accordance with the terms of the Deposit Agreement. Under the Deposit Agreement, the Company may requisition funds from the restricted cash account for the payment of construction costs in connection with the construction of ethanol production facilities. The total amounts that may be disbursed from the restricted cash account with respect to a particular ethanol production facility are limited to a specified project limit. The project limit for the Company's proposed ethanol production facility in Madera County, California is $20 million. The project limit for other ethanol production facilities to be constructed by the Company, if any, is the "equity portion" multiplied by the total budgeted costs of construction for such facility. The "equity portion" is limited to 30% for the first ethanol production facility, not including the Madera County facility, and 25% for each subsequent ethanol production facility.

         The Company may, with the consent of the Purchaser, also requisition funds from the restricted cash account for the payment of acquisition costs in connection with the acquisition of one or more ethanol production facilities. In addition, the Company may requisition funds from the restricted cash account to pay for the redemption of the Preferred Stock as provided in the Certificate of Designations.

         REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT DATED APRIL 13, 2006 BETWEEN PACIFIC ETHANOL, INC. AND CASCADE INVESTMENT, L.L.C.

         The Registration Rights and Stockholders Agreement (the "Rights Agreement") between the Company and the Purchaser was executed at the Closing. The Rights Agreement is to be effective until the holders of the Preferred Stock, and their affiliates, as a group, own less than 10% of the Preferred Stock issued under the Purchase Agreement, including common stock into which such Preferred Stock has been converted (the "Termination Date"). The Rights Agreement provides that holders of a majority of the Preferred Stock, including common stock into which such Preferred Stock has been converted, may demand and cause the Company, at any time after the first anniversary of the Closing, to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Preferred Stock (the "Registrable Securities"). Following such demand, the Company is required to notify any other holders of the Preferred Stock or Registrable Securities of its intent to file a registration statement and, to the extent requested by such holders, include them in the related registration statement. The Company is required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144(k), which requires, among other things, a minimum two-year holding period and requires that any holder availing itself of Rule 144(k) not be an affiliate of the Company. The holders are entitled to three demand registrations on Form S-1 and unlimited demand registrations on Form S-3; however, the Company is not obligated to effect more than two demand registrations on Form S-3 in any twelve month period.

         In addition to the demand registration rights afforded the holders under the Rights Agreement, the holders are entitled to "piggyback" registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by the Company with respect to other registrations of equity securities. The holders are entitled to unlimited "piggyback" registration rights.

         Certain customary limitations to the Company's registration obligations are included in the Rights Agreement. These limitations include the right of the Company to, in good faith, delay or withdrawal registrations requested by the holders under demand and "piggyback" registration rights, and the right to exclude certain portions of holders' Registrable Securities upon the advice of its underwriters. Following the registration of securities in which holders' Registrable Securities are included, the Company is obligated to refrain from registering any of its equity securities or securities convertible into equity securities until the earlier of the sale of all Registrable Securities subject to such registration statement and 180-days following the effectiveness of such registration statement. The Rights Agreement also provides for customary registration procedures. The Company is responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration.

         The Rights Agreement includes customary cross-indemnity provisions under which the Company is obligated to indemnify the holders and their affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained or incorporated by reference in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto. The Company's indemnity obligations also apply to omissions of material facts and to any failure on the part of the Company to comply with any law, rule or regulation applicable to such registration statement. Each holder is obligated to indemnify the Company and its affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto, which statements were furnished in writing by that holder to the Company, but only to the extent of the net proceeds received by that holder with respect to securities sold pursuant to such registration statement. The holders' indemnity obligations also apply to omissions of material facts on the part of the holders.

         The Rights Agreement provides for the nomination of two individuals by the Purchaser for election to the Board of Directors of the Company. In addition, the Purchaser is entitled to appoint directors or managers with respect to the Company's subsidiaries. The Company is also required to permit one of the Purchaser's director designees or other designee to attend, as a non-voting observer, all meetings of the Company's Executive Committee, when and if formed, the Company's Audit Committee, and the boards of directors of subsidiaries of the Company to the extent there is no existing director designee or other designee of the Purchaser in attendance. The Company is also required to send to Purchaser's director or other designee all information and materials provided by the Company to any members of such committees and boards of directors. In addition, the Company is obligated to cause each person serving from time to time as an executive officer, director or manager of the Company or any subsidiary, to execute a voting letter that grants an irrevocable proxy to the Purchaser with respect to securities held by such persons to vote to carry out the foregoing provisions.

         The Rights Agreement provides for the initial appointment of two persons designated by the Purchaser to the Board of Directors of the Company, and the appointment of one of such persons as the Chairman of the Compensation Committee of the Board of Directors of the Company. Following the Termination Date, the Purchaser is required to cause its director designees, and all other designees, to resign from all applicable committees and boards of directors, effective as of the Termination Date.

         The Rights Agreement also provides for the delivery by the Company of financial information regarding the Company within certain specified time periods following the conclusion of each calendar quarter and the full calendar year. In addition, the Rights Agreement provides for reasonable access on the part of the Purchaser to all of the Company's books, records and other information and the opportunity to discuss the same with management of the Company.

(2)      LOAN FINANCING FROM HUDSON UNITED CAPITAL AND COMERICA BANK

         CONSTRUCTION AND TERM LOAN AGREEMENT DATED APRIL 10, 2006 BY AND AMONG PACIFIC ETHANOL MADERA LLC, COMERICA BANK AND HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A.

         On April 13, 2006, one of our indirect wholly-owned subsidiaries, Pacific Ethanol Madera LLC ("PEI Madera"), entered into a Construction and Term Loan Agreement dated April 10, 2006 (the "Construction Loan"), with Hudson United Capital, a division of TD Banknorth, N.A. ("Hudson") and Comerica Bank ("Comerica"). This debt financing ("Debt Financing") is in the aggregate amount of up to approximately $34.0 million and will provide a portion of the total financing necessary for the completion of our ethanol production facility in Madera County (the "Project"). The Project cost is not to exceed approximately $65.1 million (the "Project Cost").

         Subject to the terms and conditions of the Construction and Term Loan Agreement and related documents, Hudson will fund up to $22.1 million and Comerica will fund up to $11.9 million of the Debt Financing. The Debt Financing includes customary representations, warranties, covenants, default and other provisions.

         Substantial completion of the Project is to occur within 425 days of the final notice to proceed. The final completion date is the date that the Project (a) has successfully been constructed and completed; (b) has passed all performance and acceptance tests reasonably acceptable to Hudson and Comerica and their engineer; and (c) the engineer has provided an acceptable completion certificate (the "Final Completion Date"). The Final Completion Date is to occur within 545 days from the notice to proceed.

         The Debt Financing will initially be in the form of a construction loan (the "Construction Loan"), that will mature on or before the Final Completion Date, after which the Debt Financing will be converted to a term loan (the "Term Loan"), that will mature on the seventh anniversary of the closing of the Term Loan. If the conversion does not occur and PEI Madera elects to repay the Construction Loan, then PEI Madera must pay a termination fee equal to 5.00% of the amount of the Construction Loan. The closing of the Term Loan is expected to be the Final Completion Date. The Construction Loan interest rate will float at a rate equal to the 30-day London Inter Bank Offered Rate ("LIBOR"), plus 3.75%. PEI Madera will be required to pay the Construction Loan interest monthly during the term of the Construction Loan. The Term Loan interest rate will float at a rate equal to the 90-day LIBOR plus 4.00%. PEI Madera will be required to purchase interest rate protection in the form of a LIBOR rate cap of no more than 5.50% from a provider on terms and conditions reasonably acceptable to Hudson, and in an amount covering no less than 70% of the principal outstanding on any loan payment date commencing on the first draw down date through the fifth anniversary of the Term Loan. Loan repayments on the Term Loan are to be due quarterly in arrears for a total of 28 payments beginning on the closing of the Term Loan and ending on its maturity date. The loan amortization for the Project will be established on the closing of the Term Loan based upon the operating cash projected to be available to PEI Madera from the Project as determined by closing pro forma projections. The Debt Financing will be senior to all obligations of the Project and PEI Madera other than direct Project operating expenses and expenses incurred in the ordinary course of business. All direct and out-of-pocket expenses of Pacific Ethanol or our direct and indirect subsidiaries will be reimbursed only after the repayment of the Debt Financing obligations.

         The Term Loan amount is to be the lesser of (i) $34.0 Million, (ii) 52.25% of the total Project cost as of the Term Loan conversion date, and (iii) an amount equal to the present value (discounted at an interest rate of 9.5% per annum) of 43.67% of the operating cash distributable to and received by PEI Madera supported by the closing pro forma projections, from the closing of Term Loan through the seventh anniversary of such closing.

         CONSTRUCTION LOAN NOTE DATED APRIL 13, 2006 BY PACIFIC ETHANOL MADERA LLC IN FAVOR OF HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A.

         The Debt Financing is partially memorialized by a Construction Loan Note dated April 13, 2006 by PEI Madera in favor of Hudson. The Construction Loan Note in favor of Hudson has a face value of $22.1 million. This Construction Loan Note is due October 13, 2007 and contains customary terms and conditions.

         CONSTRUCTION LOAN NOTE DATED APRIL 13, 2006 BY PACIFIC ETHANOL MADERA LLC IN FAVOR OF COMERICA BANK

         The Debt Financing is partially memorialized by a Construction Loan Note dated April 13, 2006 by PEI Madera in favor of Comerica. The Construction Loan Note in favor of Comerica has a face value of $11.9 million. This Construction Loan Note is due October 13, 2007 and contains customary terms and conditions.

         ASSIGNMENT AND SECURITY AGREEMENT DATED APRIL 13, 2006 BY AND BETWEEN PACIFIC ETHANOL MADERA LLC AND HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A.

         MEMBER INTEREST PLEDGE AGREEMENT DATED APRIL 13, 2006 BY PACIFIC ETHANOL MADERA LLC IN FAVOR OF HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A.

         DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING DATED APRIL 13, 2006 BY PACIFIC ETHANOL MADERA LLC IN FAVOR OF HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A.

         On April 13, 2006, PEI Madera entered into (a) an Assignment and Security Agreement dated April 13, 2006 with Hudson, (b) a Membership Interest Pledge Agreement dated April 13, 2006 with Hudson, and (c) a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated April 13, 2006 in favor of Hudson. Under these Agreements, the Debt Financing is secured by: (i) a perfected first priority security interest in all of the assets of PEI Madera, including inventories and all right title and interest in all tangible and intangible assets of the Project; (ii) a perfected first priority security interest in the Project's grain facility, including all of PEI Madera's and Pacific Ethanol's and its affiliates' right title and interest in all tangible and intangible assets of the Project's grain facility; (iii) a pledge of 100% of the ownership interest in PEI Madera; (iv) a pledge of the PEI Madera's ownership interest in the Project; (v) an assignment of all revenues produced by the Project and PEI Madera; (vi) the pledge and assignment of the material Project documents, to the extent assignable; (vii) all contractual cash flows associated with such agreements; and (viii) any other collateral security as Hudson may reasonably request.

         DISBURSEMENT AGREEMENT DATED APRIL 13, 2006 BY AND AMONG PACIFIC ETHANOL MADERA LLC, HUDSON UNITED CAPITAL, A DIVISION OF TD BANKNORTH, N.A., COMERICA BANK AND WEALTH MANAGEMENT GROUP OF TD BANKNORTH, N.A.

         On April 13, 2006, PEI Madera entered into a Disbursement Agreement dated April 13, 2006 with Hudson, Comerica and Wealth Management Group of TD Banknorth, N.A. Under the terms of the Disbursement Agreement, Hudson and Comerica are, from time to time, to fund a construction draw account ("CDA") with Debt Financing proceeds in an amount equal to PEI Madera's draw request, subject to the draw schedule. PEI Madera is to submit a Project construction and draw schedule in order to obtain amounts deposited into the CDA. The Debt Financing is to be used to finance a portion of qualified project construction expenses, as approved by PEI Madera and Hudson's engineer ("QPCEs"), not funded by the Contributed Amount. Beginning on the closing of the Construction Loan, and continuing for all future draws, PEI Madera will be permitted to withdraw monthly up to 100% of the QPCEs, including amounts necessary to pay interest, but only up to the amount held in the CDA, provided that no event of default has occurred and is continuing, and the withdrawal does not exceed the amount referenced in the draw schedule. On each draw subsequent to the funding of amounts into the CDA, the Hudson will withdraw from the CDA the accrued interest on the Debt Financing.

         All revenue from the Project is to be placed in a project revenue account, which is to be an interest bearing lock-box account controlled by Hudson (the "PRA"). Hudson is to designate an escrow agent as trustee for the PRA. PEI Madera is to assign all cash available to PEI Madera from the Project to the PRA. Withdrawals can be made from the PRA only for qualified operating and maintenance expenses, principal and interest for debt service, fees and qualified expenses of Hudson and Comerica, amounts necessary to fund reserves to required levels, mandatory prepayments, payment of any QPCEs, and distributions to PEI Madera and the Company. PEI Madera may withdraw excess funds from the PRA after the payments above have been satisfied.

         Upon the closing of the Term Loan, and on each of the first three payment dates, PEI Madera is to fund a debt service reserve account ("DSRA") in an amount equal to the scheduled debt service payments that are projected to be due on the succeeding two payment dates. On the fourth and each subsequent payment date, PEI Madera is to fund the DSRA in an amount equal to the scheduled debt service payments that are projected to be due on the succeeding four payments dates. Once funded, PEI Madera is to maintain funds in the DSRA in an amount equal to the required balance, such that subsequent to the closing of the Term Loan, if there is at any time a shortfall between the amount contained in the DSRA and the required balance, as provided above, then the amount of such shortfall is to be funded from 100% of operating cash after the payment of scheduled debt service payments. PEI Madera will be prohibited from making any distributions or any payment until the DSRA is fully funded up to the amount of the required balance.

         The minimum debt service coverage ratio is to be no less than 1.5 to
1.0. In the event that the debt service coverage ratio falls below the stated minimum, then all excess funds in the project revenue account after the debt service payments on the Term Loan and the payment of operating expenses are to be deposited into the DSRA until such time as the DSRA has reached the required balance plus any additional required balance.

         The trustee of the PRA will be required to utilize all operating cash towards the payment of all obligations of PEI Madera in the following order of priority: (a) on a monthly basis, on approved and qualified operating and maintenance expenses with respect to the Project, property taxes, assessments and other expenses approved by the Hudson; and (b) on a quarterly basis, all interest, fees, and expenses due Hudson and Comerica, all scheduled principal payments due under the Term Loan, any amount necessary to fund the DSRA to its required balances or adjusted required balance, mandatory prepayments due under the Term Loan, supplemental amortization payments due under the Term Loan, supplemental principal payments due under the Term Loan, and distributions to PEI Madera and the Company.

(3)      LYLES DIVERSIFIED, INC.

         AMENDED AND RESTATED TERM LOAN AGREEMENT EFFECTIVE AS OF APRIL 13, 2006 BY AND BETWEEN LYLES DIVERSIFIED, INC. AND PACIFIC ETHANOL MADERA LLC

         On April 13, 2006, PEI Madera entered into an Amended and Restated Term Loan Agreement ("Amended and Restated Term Loan Agreement") dated April 13, 2006 with Lyles Diversified, Inc. ("Lyles"). Under this Amended and Restated Term Loan Agreement the Company was replaced by PEI Madera as the obligor under the Agreement.

         The Amended and Restated Term Loan Agreement provides that the outstanding principal amount on the loan is $3.6 million. Outstanding principal amounts accrued interest at the rate of five percent per annum through June 19, 2004 and accrue interest at a rate per annum equal to the prime rate as published in THE WALL STREET JOURNAL plus two percentage points from June 20, 2004 until maturity. One-third of the principal outstanding on June 20, 2006 is payable on that date and one-half of the principal outstanding on June 20, 2007 is payable on that date. All remaining outstanding principal, together with any accrued interest thereon, is due and payable on June 20, 2008. PEI Madera will be required to prepay principal outstanding in the event that (i) PEI Madera's construction cost for its Madera facility is less than $42.6 million, in which case PEI Madera is then required to pay the difference between the actual construction cost and $42.6 million, up to the full amount of the principal outstanding, or (ii) PEI Madera obtains construction financing for its second facility to be constructed, in which case PEI Madera is then required to pay all principal and accrued interest outstanding. The Amended and Restated Term Loan Agreement contains standard representations and warranties, covenants, events of default and remedies upon the occurrence of an event of default. Amounts owed by and obligations of PEI Madera under the Amended and Restated Term Loan Agreement are subordinated to amounts owed by and obligations of PEI Madera to Hudson and Comerica in connection with the Construction Loan.

         LETTER AGREEMENT DATED AS OF APRIL 13, 2006 BY AND AMONG PACIFIC ETHANOL CALIFORNIA, INC., LYLES DIVERSIFIED, INC. AND PACIFIC ETHANOL MADERA LLC

         On April 13, 2006, PEI Madera and Pacific Ethanol California, Inc. ("PEI California"), one of our direct wholly-owned subsidiaries, entered into a Letter Agreement (the "Letter Agreement") dated as of April 13, 2006 with Lyles. The Letter Agreement provides that in the event that PEI Madera is prevented from paying principal amounts owed to Lyles under the Amended and Restated Term Loan Agreement as a result of the subordination of such amounts by Lyles in favor of Hudson and Comerica, then PEI California is to pay such amounts.

         DEED OF TRUST (NON-CONSTRUCTION) SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS DATED APRIL 13, 2006 BY PACIFIC ETHANOL MADERA LLC IN FAVOR OF LYLES DIVERSIFIED, INC.

         In connection with the Amended and Restated Term Loan Agreement, Lyles was granted a security interest in the real property on which the PEI Madera's facility is to be constructed pursuant to a Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents dated April 13, 2006 by PEI Madera in favor of Lyles.

(4)      INDEMNIFICATION AGREEMENTS - THOMAS AND KIETA

         INDEMNIFICATION AGREEMENT DATED APRIL 13, 2006 BETWEEN PACIFIC ETHANOL, INC. AND ROBERT THOMAS

         INDEMNIFICATION AGREEMENT DATED APRIL 13, 2006 BETWEEN PACIFIC ETHANOL, INC. AND DOUGLAS L. KIETA

         Effective as of April 13, 2006, the Company entered into Indemnification Agreements with each of Robert Thomas and Douglas L. Kieta (each, an "Indemnitee") in connection with service by Messrs. Thomas and Kieta as members of the Board of Directors of the Company. Messrs. Thomas and Kieta were appointed as members of the Board of Directors of the Company on April 13, 2006. The form of Indemnification Agreement is included as Exhibit 10.15 to this Report on Form 8-K.

         Under the Indemnification Agreement, the Company has agreed to indemnify the Indemnitee in connection with any third-party proceeding or threatened proceeding against the Indemnitee or in connection with a proceeding or threatened proceeding by or in the right of the Company, such as a stockholder derivative suit, by reason of the fact that the Indemnitee is or was an officer and/or director of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses or Losses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any such proceeding, to the fullest extent permitted by the Delaware General Corporation Law, whether or not the Indemnitee was the successful party in any such proceeding; provided, however, that any settlement of a third-party proceeding must be approved in writing by the Company, and any settlement of a proceeding by or in the right of the Company is settled with the approval of a court of competent jurisdiction or indemnification of such amounts is otherwise ordered by a court of competent jurisdiction in connection with such proceeding.

         "Expenses" means all costs, charges and expenses incurred in connection with a proceeding, including, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification pursuant to the agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a proceeding or action for indemnification for which he is not otherwise compensated by the Company or any third party; provided, however, that the term "Expenses" does not include Losses.

         "Losses" means any amount which Indemnitee pays or is obligated to pay in connection with a proceeding, including, without limitation, (i) the amount of damages, judgments, amounts paid in settlement, fines or penalties relating to any proceeding, (ii) sums paid in respect of any deductible under any applicable director and officer insurance or (iii) excise taxes under the Employee Retirement Income Security Act of 1974, as amended, relating to any proceeding, either of which are actually levied against the Indemnitee or paid by or on behalf of the Indemnitee; provided, however, that the term "Losses" does not include Expenses.

         With respect to any proceeding that is other than by or in the right of the Company, the Indemnitee may require the Company to defend him. In the event that Indemnitee requires the Company to defend him, the Company must promptly undertake to defend any such proceeding at the Company's sole expense, employing counsel satisfactory to the Indemnitee. If the Company fails timely to defend, contest or otherwise protect the Indemnitee against any proceeding which is not by or in the right of the Company, the Indemnitee shall have the right to do so, including without limitation, the right to make any compromise or settlement thereof, and to recover from the Company all Expenses and Losses and amounts paid as a result thereof.

         In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee's defense in any such proceeding; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

         No indemnification payments or payments for Expenses or Losses may be made by the Company under the agreement (i) to indemnify or advance Expenses to the Indemnitee with respect to actions initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to actions brought to establish or enforce a right to indemnification or advancement of Expenses or Losses under the agreement or any other statute or law or otherwise as required under the Delaware General Corporation Law, but such indemnification or advancement of Expenses or Losses may be provided by the Company in specific cases if approved by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties to such action, (ii) to indemnify the Indemnitee for any Expenses or Losses for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount paid under such insurance,
(iii) to indemnify the Indemnitee for any Expenses or Losses for which the Indemnitee has been or is indemnified by the Company or any other party otherwise than pursuant to the agreement, or (iv) to indemnify the Indemnitee for any Expenses or Losses sustained in any proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder or similar provisions of any federal, state or local statutory law.

         The Company is also required under the agreement, at the Indemnitee's request, to maintain in full force and effect, at its sole cost and expense, directors' and officers' liability insurance by an insurer, in an amount and with a deductible reasonably acceptable to the Indemnitee covering the period during which the Indemnitee is serving in any one or more of the capacities covered by the agreement and for so long thereafter as the Indemnitee shall be subject to any possible claim or threatened, pending or completed proceeding by reason of the fact that the Indemnitee is serving in any of the capacities covered by the agreement.

(5)      INDEMNIFICATION AGREEMENTS - EXECUTIVE OFFICERS AND DIRECTORS

         INDEMNIFICATION AGREEMENTS BETWEEN PACIFIC ETHANOL, INC. AND EACH OF ITS EXECUTIVE OFFICERS AND DIRECTORS

         The Company entered into new Indemnification Agreements effective as of April 13, 2006 with each of its executive officers and members of its Board of Directors other than Messrs. Thomas and Kieta in connection with service to the Company by such persons. The form of Indemnification Agreement is included as
Exhibit 10.15 to this Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         (a) Effective as of April 13, 2006, the Company consummated a Loan Financing Transaction with Hudson United Capital and Comerica Bank as described above under Item 1.01.

         (b) Not applicable.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         (a) Not applicable.

         (b) Effective as of April 13, 2006, the Company consummated the sale of its Series A Preferred Stock to Cascade Investment, L.L.C. as described above under Item 1.01. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock as also described above under Item 1.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         (a) Not applicable.

         (b) Effective as of April 13, 2006, Charles W. Bader and Kenneth J. Friedman each resigned as members of the Board of Directors of the Company. Effective as of April 13, 2006, Mr. Friedman also resigned as a member of the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board of Directors of the Company.

         (c) Not applicable.

         (d) Effective as of April 13, 2006, the Board of Directors of the Company appointed Robert Thomas and Douglas L. Kieta as members of the Board of Directors of the Company. Effective as of April 13, 2006, the Board of Directors of the Company also appointed Mr. Thomas as a member of the Audit and Compensation Committees of the Board of Directors of the Company and appointed Mr. Kieta as a member of the Nominating and Governance Committee of the Board of Directors of the Company. Effective as of April 13, 2006, Mr. Thomas was also appointed as the Chairman of the Compensation Committee.

         Messrs. Thomas and Kieta were appointed by the Board of Directors of the Company as contemplated by the Registration Rights and Stockholders Agreement described above.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR

         (a) Effective as of April 13, 2006, the Company consummated the sale of its Series A Preferred Stock to Cascade Investment, L.L.C. as described above under Item 1.01. The rights and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock as also described above under Item 1.01.

         (b) Not applicable.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

                  None.

         (b) Pro Forma Financial Information.

                  None.

         (c) Exhibits.

                  Number      Description
                  ------      -----------

                  10.1 Purchase Agreement dated November 14, 2005 between Pacific Ethanol, Inc. and Cascade Investment, L.L.C. (1)

                  10.2 Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (2)

                  10.3 Deposit Agreement dated April 13, 2006 by and between Pacific Ethanol, Inc. and Comerica Bank
                              (2)

                  10.4 Registration Rights and Stockholders Agreement dated as of April 13, 2006 by and between Pacific Ethanol, Inc. and Cascade Investment, L.L.C. (2)

                  10.5 Construction and Term Loan Agreement dated April 10, 2006 by and among Pacific Ethanol Madera LLC, Comerica Bank and Hudson United Capital, a division of TD Banknorth, N.A. (2)

                  10.6 Construction Loan Note dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Hudson United Capital, a division of TD Banknorth, N.A.
                              (2)

                  10.7 Construction Loan Note dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Comerica Bank (2)

                  10.8 Assignment and Security Agreement dated April 13, 2006 by and between Pacific Ethanol Madera LLC and Hudson United Capital, a division of TD Banknorth, N.A. (2)

                  10.9 Member Interest Pledge Agreement dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Hudson United Capital, a division of TD Banknorth, N.A. (2)

                  10.10 Disbursement Agreement dated April 13, 2006 by and among Pacific Ethanol Madera LLC, Hudson United Capital, a division of TD Banknorth, N.A., Comerica Bank and Wealth Management Group of TD Banknorth, N.A. (2)

                  10.11 Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Hudson United Capital, a division of TD Banknorth, N.A. (*)

                  10.12 Amended and Restated Term Loan Agreement effective as of April 13, 2006 by and between Lyles Diversified, Inc. and Pacific Ethanol Madera LLC
                              (2)

                  10.13 Letter Agreement dated as of April 13, 2006 by and among Pacific Ethanol California, Inc., Lyles Diversified, Inc. and Pacific Ethanol Madera LLC
                              (2)

                  10.14 Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Lyles Diversified, Inc. (*)

                  10.15 Form of Indemnification Agreement between the Company and each of its Executive Officers and Directors (2)
                  ---------------
                  *        Filed herewith.
                  (1) Filed as an exhibit to the Company's current report on Form 8-K for November 10, 2005 filed with the Securities and Exchange Commission on November 15, 2005 and incorporated herein by reference.
                  (2) Filed as an exhibit to the Company's annual report on Form 10-KSB for December 31, 2005 (File No. 0-21467) filed with the Securities and Exchange Commission on April 14, 2006 and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 19, 2006            PACIFIC ETHANOL, INC.


                                 By: /S/ WILLIAM G. LANGLEY
                                     -------------------------------------------
                                     William G. Langley, Chief Financial Officer

                         EXHIBITS FILED WITH THIS REPORT

Number     Description
------     -----------

10.11 Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Hudson United Capital, a division of TD Banknorth, N.A.

10.14 Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents dated April 13, 2006 by Pacific Ethanol Madera LLC in favor of Lyles Diversified, Inc.